Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of May 15, 2020 (the “Amendment Effective Date”), is entered into by and between Rexford Industrial Realty, Inc., a Maryland corporation (the “REIT”), Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”) and David E. Lanzer (the “Executive”).
WHEREAS, the Executive is currently employed as General Counsel and Secretary of the REIT and the Operating Partnership (the “Company”) pursuant to that certain Employment Agreement, effective as of June 26, 2017, by and between the Executive, the REIT and the Operating Partnership (the “Employment Agreement”);
WHEREAS, the term of the Employment Agreement is scheduled to expire on June 26, 2020;
WHEREAS, the Company desires extend the term of the Employment Agreement, and to continue to employ the Executive subject to the terms and conditions of the Employment Agreement, as amended by this Amendment; and
WHEREAS, the Executive desires to accept such continuation of employment with the Company, subject to the terms and conditions of the Employment Agreement, as amended by this Amendment.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Section 1 of the Employment Agreement is hereby amended by replacing the phrase “and ending on the third anniversary of the Effective Date” with “and ending on June 26, 2023.”

2.	Section 2(b)(i) of the Employment Agreement is hereby amended to reflect the Executive’s current Base Salary of $375,000 by replacing the first sentence with the following:
“During the Employment Period, the Executive shall receive a base salary (as may be increased from time to time by the Compensation Committee in its sole discretion, the “Base Salary”) of $375,000 per annum.”

3.	Section 2(b)(ii) of the Employment Agreement is hereby amended by replacing the second sentence of such subsection with the following:
“The Executive’s target Annual Bonus shall be set at ninety percent (90%) of the Base Salary actually paid for such year (as such percentage may be increased from time to time by the Compensation Committee in its sole discretion, the “Target Bonus”).

4.	Section 2(b)(vi) of the Employment Agreement is hereby amended to reflect the Company’s new personal time off (PTO) policy by replacing the subsection in full with the following:

“Paid Time Off. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives, but in no event shall the Executive accrue less than thirty-two (32) days of paid time off (“PTO”) per calendar year (pro-rated for any partial year of service); provided, however, that the Executive shall not accrue any PTO in excess of forty-eight (48) days (the “Accrual Limit”), and shall cease accruing PTO if the Executive’s accrued vacation reaches the Accrual Limit until such time as the Executive’s accrued vacation time drops below the Accrual Limit. Any references to vacation pay shall mean PTO pay.

5.
This Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement. Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

6.	This Amendment and your rights hereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

7.	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	REXFORD INDUSTRIAL REALTY, INC.
Its: General Partner

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

"EXECUTIVE"

/s/ David E. Lanzer
David E. Lanzer